Exhibit (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION

NUMBER TO GIVE THE PAYER. — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY Number of:
1. An individual’s account	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)
3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)
4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
8. Sole proprietorship or single member LLC account	The Owner(4)

For this type of account:	Give the SOCIAL SECURITY Number of:
9. A valid trust, estate or pension trust	The legal entity(5)
10. Corporate or LLC electing corporate status on Form 8832 account	The corporation
11. Religious, charitable, or educational organization account	The organization
12. Partnership account held in the name of the business or multi-member LLC	The partnership
13. Association, club, or other tax-exempt organization	The organization
14. A broker or registered nominee	The broker or nominee
15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business” name. You may use either your Social Security Number or Employer Identification Number. (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

Payees generally exempt from backup withholding on payments by brokers include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from a tax under Section 501(a) or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign person.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Exempt payees described above should provide an IRS Form W-9 or the Substitute Form W-9 (or the appropriate IRS Form W-8 in the case of foreign persons) to avoid possible backup withholding. PROVIDE THIS FORM TO THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT FROM BACKUP WITHHOLDING” BOX ON THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.